UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 24, 2026
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Teladoc Health, Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation)	001-37477 (Commission File Number)	04-3705970 (I.R.S. Employer Identification No.)
155 E 44th Street Suite 1700 New York, NY 10017
(Address of principal executive offices and zip code)
(203) 635-2002
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.001 per share	TDOC	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 24, 2026, Mr. Adam C. Vandervoort, Chief Legal Officer and Secretary of Teladoc Health, Inc. (the "Company"), informed the Company of his decision to resign, effective November 1, 2026. Mr. Vandervoort's resignation was made with good reason under his executive severance agreement with the Company. Mr. Vandervoort will provide certain advisory services to the Company, including supporting the transition of his responsibilities as chief legal officer to his successor, until November 1, 2027. Mr. Vandervoort will not receive any compensation for his advisory services. Following Mr. Vandervoort's departure, Jonathan Dorfman, currently the Company's Senior Vice President, Securities & Corporate Law, will assume the role of Chief Legal Officer and Secretary of the Company. The Company thanks Mr. Vandervoort for his years of service.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 25, 2026

Teladoc Health, Inc.

By:	/s/ Adam C. Vandervoort
Name:	Adam C. Vandervoort
Title:	Chief Legal Officer and Secretary